EXHIBIT 10.90

AMENDMENT NO. 1 TO THE DEFINITIVE AGREEMENT

(DEAC and WOD)

THIS AMENDMENT NO. 1 TO THE DEFINITIVE AGREEMENT, dated as of January 10, 2017 (this "Amendment No. 1") by and among WOD MARKET LLC , a Colorado limited liability company ("WOD"), and the undersigned individuals listed on the signature page hereto (collectively, the "WOD Controlling Members "), and ELITE DATA SERVICES INC., a Florida corporation publicly-traded on the US Over-the-Counter (OTC) Stock Exchange ("Company"), and the individuals listed on the signature page hereto (together, the "Company Controlling Shareholders") (each a "Party" and collectively referred to as the "Parties").

RECITALS

WHEREAS, on August 26, 2016, the Parties hereto executed that certain definitive agreement (the "Original Agreement"), pursuant to which the Company agreed to acquire one hundred percent (100%) of the ownership interest in WOD, in the form of three (3) separate closings, subject to the following material terms and conditions:

(a) First Closing. On August 26, 2016 (the "First Closing" or "Initial Closing"), the Company would acquire a total of twenty percent (20%) of the ownership interest of WOD in an equity exchange in which the WOD Members would exchange a total of 200 units of membership interests (the "WOD Units") to the Company in exchange for a total of 100,000 shares of Series B Preferred Stock of the Company (the Series B Preferred Stock of the Company to be issued pursuant to this transaction, in the aggregate is referred to as the "New Company Shares").

In addition, within two (2) business days after the Initial Closing, WOD would advance a total of Forty Thousand Dollars ($40,000) to Company for the purposes of funding the completion of Company's audit and SEC filing of Form 10K for the period ending December 31, 2015, Form 10Q for period ending March 31, 2016, Form 10Q for period ending June 30, 2016, and other documentation required for Company to become a compliant and fully reporting public company (the "Interim Financing"), secured by two (2) separately executed Convertible Redeemable Notes ("WOD Notes").

Further, as a condition of the execution of Original Agreement, Company agreed to immediately, as of August 26, 2016, initiate a reverse split of 1:1000 of Company's Common Stock (the "Reverse Split"), pursuant to the prior approval received by Company from the holders of majority of Company's outstanding capital stock, as described in the Schedule 14C filed with the SEC on September 23, 2015. The effective date of the reverse split is subject to final approval of FINRA. Subject to the completion of the Reverse Split, the certain controlling shareholders of the Company agreed to exchange and cancel a total of 1,000,000 shares of Series B Preferred Stock (500,000 each by Dr. Ricketts and Mr. Antol) for a total of 25,000,000 shares of Common Stock of the Company to be issued post the date the Reverse Split is effective.

(b) Second Closing. On or before September 15, 2016 (the "Second Closing"), the Company would acquire an additional twenty percent (20%) of the ownership interest of WOD in an equity exchange in which the WOD Members would exchange 200 WOD Units to the Company in exchange for an additional 100,000 New Company Shares, issued by the Company to the WOD Members pro rata.

In addition, the Second Closing would be contingent upon Company completing all necessary corporate actions to effect any and all outstanding Company corporate matters, including, but not limited to, SEC filing of Form 10K for the period ending December 31, 2015, Form 10Q for period ending March 31, 2016, Form 10Q for period ending June 30, 2016, and other documentation required for Company to become a compliant and fully reporting public company (the "SEC Filing").

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(c) Third Closing. On or before October 15, 2016 (the "Third Closing"), the Company would acquire the remaining sixty percent (60%) of the ownership interest of WOD an equity exchange in which the WOD Members would exchange a total of 600 WOD Units to the Company in exchange for a total of 14,800,000 New Company Shares.

In addition, the Third Closing would be contingent upon WOD completing all necessary corporate actions to effect any and all outstanding WOD corporate matters, including, but not limited to, two years of audit financials for period ending December 31, 2014 and December 31, 2015, and interim reviewed financial for periods ending March 31, 2016, and June 30, 2016, including interim reviewed financial for period ending September 30, 2016, in accordance with US GAAP (the "Books and Records"), in form acceptable to Company and its auditors. Separately, Company must be current with all federal tax return filings for periods ending 2013, 2014 and 2015 on or before the Third Closing.

WHEREAS, the Parties hereto wish to further amend certain provisions of the Original Agreement, as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, the Parties hereby agree as follows:

1. Defined Terms. Unless otherwise indicated herein, all terms, which are capitalized, but are not otherwise defined herein, shall have the meaning ascribed to them in the Original Agreement.

2. Amendment to Closing Dates. Schedule 1.1 of the Original Agreement is hereby amended to reflect the extension of the second closing date from on or before September 15, 2016 to on or before March 31, 2017, and the extension of the third and final closing date from on or before October 15, 2016 to on or before June 30, 2017, respectively.

3. Amendment to Officer and Director Appointments and Resignations. Schedule 1.4(c) of the Original Agreement is hereby amended to reflect the resignations of Charles Rimlinger as Chief Executive Officer of the Company, Sarah Myers as the Chief Operating Officer and President of the Company, Stephen Antol as the Chief Financial Officer, Secretary and Treasurer, and Dr. James G. Ricketts as the Chairman of the Board and VP of Investor Relations of the Company, and the concurrent new appointments of Brenton Mix as Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer of the Company, Sarah Myers as Secretary and Treasurer of the Company, in addition to her current positon as a member of the Board of Directors, and Richard Phillips was appointed to the Board of Directors of the Company, effective immediately.

4. Amendment to Share Exchange. Schedule 1.4(e) of the Original Agreement is hereby amended to reflect to the cancellation of a total 1,000,000 shares of Series B Preferred stock of the Company, 500,000 shares each from Dr. James G. Ricketts and Stephen Antol, respectively, returning such shares to the Company’s treasury, and thus rendering the share exchange contemplated in the Original Agreement null and void.

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5. Amendment to Modification and Cancellation of Contractor Agreements. Schedule 1.4(f) of the Original Agreement is hereby amended to reflect the termination of the contractor agreement with Dr. James G. Ricketts as the Chairman and VP of Investor Relations of Company in exchange for the Separation and Settlement Agreement (the “Ricketts Settlement Agreement”), attached hereto as Exhibit A, and the termination of the contractor agreement with Mr. Antol as the Chief Financial Officer, Secretary and Treasurer, in exchange for the Separation and Settlement Agreement (the “Antol Settlement Agreement”), attached hereto as Exhibit B, and, separately, the execution of the Separation and Settlement Agreement with Charles Rimlinger (the “Rimlinger Settlement Agreement”), attached hereto as Exhibit C.

6. Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Original Agreement, are, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Original Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by this Amendment and (ii) all references such as “thereto”, “thereof”, “thereunder” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original Agreement, and this Amendment, the provisions of this Amendment shall control and be binding.

7. Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Signature Page to Follow on Next Page]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

WOD

WOD MARKET LLC

By:	/s/ Brenton Mix
Brenton Mix
Chief Executive Officer

WOD CONTROLLING MEMBERS

By:	/s/ Brenton Mix
Brenton Mix

By:	/s/ Taryn Watson
Taryn Watson

COMPANY

ELITE DATA SERVICES INC.

By:	/s/ Sarah Myers
Sarah Myers
Director

COMPANY CONTROLLING SHAREHOLDER(S)

By:	/s/ Dr. James G. Ricketts
Dr. James G. Ricketts

By:	/s/ Stephen Antol
Stephen Antol

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EXHIBIT A

Ricketts Settlement Agreement

See Attached.

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EXHIBIT B

Antol Settlement Agreement

See Attached.

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EXHIBIT C

Rimlinger Settlement Agreement

See Attached.

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